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                                                                      EXHIBIT 32

               Certifications Pursuant to 18 U.S.C. Section 1350,
                    as Adopted Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2005 (the "Report") by Cabot Corporation (the "Company"), each of the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      /s/ Kennett F. Burnes
                                      ------------------------------------------
                                      Kennett F. Burnes
                                      Chairman and Chief Executive Officer
                                      August 8, 2005

                                      /s/ John A. Shaw
                                      ------------------------------------------
                                      John A. Shaw
                                      Executive Vice President and
                                      Chief Financial Officer
                                      August 8, 2005

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